                                   EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                            Three months ended
                                                March 31,                               Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------------
                                             2001         2000          2000         1999         1998         1997         1996
---------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                $  275       $1,803       $ 6,461       $4,075       $4,444       $4,314       $3,619
Adjustments:
  Fixed charges:
      Interest on borrowed funds               927          981         3,985        3,198        2,569        2,026        1,881
      1/3 of rent                               28           28           108          127          119          118          114
  Preferred dividends                           19           16            64           83           96          155          185
                                            ------       ------       -------       ------       ------       ------       ------
Adjusted earnings                           $1,249       $2,828       $10,618       $7,483       $7,228       $6,613       $5,799
                                            ======       ======       =======       ======       ======       ======       ======
Fixed charges and preferred dividends       $  974       $1,025       $ 4,157       $3,408       $2,784       $2,299       $2,180
                                            ======       ======       =======       ======       ======       ======       ======
Adjusted earnings/fixed charges              1.28x        2.76x         2.55x        2.20x        2.60x        2.88x        2.66x
                                            ======       ======       =======       ======       ======       ======       ======


                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                            Three months ended
                                                March 31,                               Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------------
                                             2001        2000         2000         1999         1998         1997        1996
------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $  275      $1,803      $ 6,461      $ 4,075      $ 4,444      $ 4,314      $3,619
Adjustments:
  Fixed charges:
      Interest on borrowed funds              927         981        3,985        3,198        2,569        2,026       1,881
      1/3 of rent                              28          28          108          127          119          118         114
      Interest on deposits                  1,072       1,087        4,512        4,202        4,379        4,021       4,092
  Preferred dividends                          19          16           64           83           96          155         185
                                           ------      ------      -------      -------      -------      -------      ------
Adjusted earnings                          $2,321      $3,915      $15,130      $11,685      $11,607      $10,634      $9,891
                                           ======      ======      =======      =======      =======      =======      ======

Fixed charges and preferred dividends      $2,046      $2,112      $ 8,669      $ 7,610      $ 7,163      $ 6,320      $6,272
                                           ======      ======      =======      =======      =======      =======      ======

Adjusted earnings/fixed charges             1.13x       1.85x        1.75x        1.54x        1.62x        1.68x       1.58x
                                           ======      ======      =======      =======      =======      =======      ======

                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                            Three months ended
                                                March 31,                               Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------------
                                           2001        2000         2000        1999        1998        1997        1996
---------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes              $  275      $1,803      $ 6,461      $4,075      $4,444      $4,314      $3,619
Adjustments:
  Fixed charges:
      Interest on borrowed funds             927         981        3,985       3,198       2,569       2,026       1,881
      1/3 of rent                             28          28          108         127         119         118         114
                                          ------      ------      -------      ------      ------      ------      ------
Adjusted earnings                         $1,230      $2,812      $10,554      $7,400      $7,132      $6,458      $5,614
                                          ======      ======      =======      ======      ======      ======      ======
Fixed charges                             $  955      $1,009      $ 4,093      $3,325      $2,688      $2,144      $1,995
                                          ======      ======      =======      ======      ======      ======      ======

Adjusted earnings/fixed charges             1.29x       2.79x        2.58x       2.23x       2.65x       3.01x       2.81x
                                          ======      ======      =======      ======      ======      ======      ======



                         INCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)


                                            Three months ended
                                                March 31,                               Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------------
                                            2001        2000         2000         1999         1998         1997        1996
---------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes              $  275      $1,803      $ 6,461      $ 4,075      $ 4,444      $ 4,314      $3,619
Adjustments:
  Fixed charges:
      Interest on borrowed funds             927         981        3,985        3,198        2,569        2,026       1,881
      1/3 of rent                             28          28          108          127          119          118         114
      Interest on deposits                 1,072       1,087        4,512        4,202        4,379        4,021       4,092
                                          ------      ------      -------      -------      -------      -------      ------
Adjusted earnings                         $2,302      $3,899      $15,066      $11,602      $11,511      $10,479      $9,706
                                          ======      ======      =======      =======      =======      =======      ======
Fixed charges                             $2,027      $2,096      $ 8,605      $ 7,527      $ 7,067      $ 6,165      $6,087
                                          ======      ======      =======      =======      =======      =======      ======

Adjusted earnings/fixed charges             1.14x       1.86x        1.75x        1.54x        1.63x        1.70x       1.59x
                                          ======      ======      =======      =======      =======      =======      ======